As filed with the Securities and Exchange Commission on December 19, 2008

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMART Modular Technologies (WWH), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	20-2509518
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SMART Modular Technologies (WWH), Inc.
Amended and Restated Stock Incentive Plan
(Full Title of the Plan)

Barry Zwarenstein
Senior Vice President and Chief Financial Officer
SMART Modular Technologies (WWH), Inc.
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Ann T. Nguyen, Esq.
General Counsel
SMART Modular Technologies (WWH), Inc.
4211 Starboard Drive
Fremont, CA 94538
(510) 623-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
		Offering Price Per	Aggregate Offering	Amount Of
Title Of Each Class of Securities to be Registered	Amount To Be Registered(1)	Share (2)	Price (2)	Registration Fee(2)
Ordinary Shares, par value $0.00016667 per share, to be issued under the Amended and Restated Stock Incentive Plan	5,444,201 shares	$1.59	$ 8,656,280	$483

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the plans by reason of any stock dividend, stock split, or other similar transaction.
(2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s ordinary shares on December 18, 2008, as reported by the Nasdaq Global Select Market.

EXPLANATORY NOTE

 Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 5,444,201 shares of the Registrant’s ordinary shares, par value $0.00016667 per share, which are securities of the same class and relate to the same Amended and Restated Stock Incentive Plan, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission on February 8, 2006 (Registration No. 333-131673),  which is hereby incorporated by reference.

Item 8: Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
5.1	Opinion of Maples and Calder

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)

SIGNATURES

 Pursuant to the requirements of the Securities Act 1933, SMART Modular Technologies (WWH), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 19, 2008.

        SMART MODULAR TECHNOLOGIES (WWH), INC.

        By:              /s/ Barry Zwarenstein
        Name:         Barry Zwarenstein
        Title:           Chief Financial Officer and Senior Vice President

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Iain MacKenzie and Barry Zwarenstein, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer,
/s/ IAIN MACKENZIE	President and Director	December 19, 2008
Iain MacKenzie
(Principal Executive Officer)

Chief Financial Officer and
/s/ BARRY ZWARENSTEIN	Senior Vice President	December 19, 2008
Barry Zwarenstein
(Principal Financial and Accounting Officer)

/s/ AJAY SHAH	Chairman of the Board of Directors	December 19, 2008
Ajay Shah

/s/ DIPANJAN DEB	Director	December 19, 2008
Dipanjan Deb

/s/ EUGENE FRANTZ	Director	December 19, 2008
Eugene Frantz

/s/ H. WEBB MCKINNEY	Director	December 19, 2008
H. Webb McKinney

/s/ D. SCOTT MERCER	Director	December 19, 2008
D. Scott Mercer

/s/ CHONG SUP PARK	Director	December 19, 2008
Chong Sup Park

/s/ MUKESH PATEL	Director	December 19, 2008
Mukesh Patel

/s/ CLIFTON THOMAS WEATHERFORD	Director	December 19, 2008
Clifton Thomas Weatherford

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Maples and Calder

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)